EXHIBIT 10.2(F)

                   HAVEN BANCORP, INC.
               CHANGE IN CONTROL AGREEMENT

This AGREEMENT is made effective as of April 10, 1998, by and between Haven Bancorp, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its office at 93-22 Jamaica Avenue, Woodhaven, New York 11421, and Mark A. Ricca (the "Executive"). The term "Bank" refers to CFS Bank, the wholly-owned subsidiary of the Company.

WHEREAS, the Company recognizes the substantial contribution the Executive will make to the Company and wishes to protect his position therewith for the period provided in this Agreement; and

WHEREAS, the Executive has been elected to, and has agreed to serve in, the position of Senior Vice President and General Counsel for the Company, a position of substantial responsibility;

NOW, THEREFORE, in consideration of the contribution and responsibilities of the Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.  TERM OF AGREEMENT.

     (a) The term of this Agreement shall be and remain in effect during the period established under this Section 1 ("Term"). The Term shall be for an initial period of three (3) years beginning on the date of this Agreement and ending on the third anniversary of the date of this Agreement, plus such extensions, if any, as are provided pursuant to Section 1(b).

     (b) Beginning on the date one day after the effective date of this Agreement, the Term shall automatically be extended for one
(1) additional day each day, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Term shall end on the third anniversary of the date on which such written notice is given. Prior to any written notice of non-renewal, the Company's Board of Directors ("Board") will conduct a formal performance evaluation of the Executive for purposes of determining whether to terminate the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this
Section 1(b), if not previously discontinued, shall automatically cease.

2.  PAYMENTS TO THE EXECUTIVE UPON CHANGE IN CONTROL.

     (a) Upon the occurrence of a Change in Control of the Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply.

     (b) Definition of a Change in Control. A "Change in Control" of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to
Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or Company representing 20% or more of the combined voting power of the Bank's or Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan and trust; (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Company's Nominating Committee, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation or sale of all or substantially all the assets of the Bank or Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

     (c) The Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Company or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in substantial loss to the Company or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on the Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to the Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, the Company or any subsidiary thereof, shall become null and void effective upon the Executive's receipt of Notice of Termination for Cause pursuant to Section 4 hereof and shall not be exercisable by the Executive at any time subsequent to such Termination for Cause.

3.  TERMINATION BENEFITS.

     (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment with the Company and/or the Bank, other than for Termination for Cause, the Company shall pay (or cause the Bank to pay) the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the following:

     (i) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the present value of the salary that the Executive would have earned if the Executive had continued working for the Company and the Bank during the three (3) year period immediately following the Executive's Date of Termination (as defined in Section 4) at the annual rate of salary in effect for Executive immediately prior to the Change of Control or the Executive's Date of Termination (whichever is greater), where such present value is to be deter-mined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Internal Revenue Code of 1986 (the "Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers;
     (ii) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of:

     (A) the present value of the aggregate benefits to which the Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company or the Bank, if the Executive were 100% vested thereunder and had continued working for the Company and the Bank for the three (3) year period following the Executive's Date of Termination, such benefits to be determined as of the Date of Termination by adding to the service actually recognized under such plans an additional period equal to the three (3) year period following the Executive's Date of Termination and by including in the compensation recognized under such plans, all the amounts payable under Sections 3(a) and (v) to the extent such amounts would have been credited under such plans had they been paid over such three (3) year period; over

     (B) the present value of the benefits to which the Executive is actually entitled under such defined benefit pension plans as of his Date of Termination;

where such present values are to be determined using the mortality tables prescribed under Section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

     (iii) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which the Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company or the Bank, if the Executive were 100% vested thereunder and had continued working for the Company and the Bank during the three (3) year period following the Executive's Date of Termination at the annual rate of compensation in effect for the Executive immediately prior to the Change in Control or the Executive's Date of Termination (whichever is greater), and making the maximum amount of employee contribu-tions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

     (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the fair market value (determined as of his Date of Termination, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever value is greater) of any stock that would have been allocated or awarded to the Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Company or the Bank, if the Executive were 100% vested thereunder and continued working for the Company and the Bank during the three (3) year period following the Executive's Date of Termination at the annual rate of compensation in effect for him immediately prior to the Change in Control or the Executive's Date of Termination (whichever is greater);

     (v) the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Company or the Bank, if the Executive had continued working for the Company and the Bank during the three (3) year period following the Executive's Date of Termination and had earned the maximum bonus or incentive award in each calendar year that ends during such period, such payments to be equal to the product of:

     (A) the maximum percentage rate at which an award was ever available to the Executive under such incentive compensation plan; multiplied by

     (B) the salary that would have been paid to the Executive during each such calendar year at the annual rate of salary in effect for the Executive immediately prior to the Change in Control or the Executive's Date of Termination (whichever is greater);

such payments to be made (without discounting for early payment) within thirty (30) days following the Executive's termination of employment.

     (b) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Company shall provide (or cause the Bank to provide) the following for the three (3) year period following the Executive's Date of Termination:

     (i) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, if and to the extent necessary to provide coverage for the Executive and his family equivalent to the coverage to which the Executive would be entitled under the applicable insurance benefit plans of the Company or the Bank as in effect on his Date of Termination or on the date of such Change of Control, whichever benefits are greater; and

     (ii) the fringe benefits and perquisites made available or provided to the Executive by the Company or the Bank immediately prior to the Change of Control including, but not limited to, use of any automobile provided to the Executive by the Company or the Bank immediately prior to the Change of Control, and continued payment of all membership fees, dues, capital contributions and other expenses for membership in such clubs, associations or other organizations which expenses were paid by the Company or the Bank on behalf of the Executive prior to the Change of Control.

3A.  TAX INDEMNIFICATION.

     (a) This Section 3A shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in Section 2 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of Section 280G of the Code. If this
Section 3A applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:
                               E x P
            X =   ------------------------------------
                  1 - [(FI x (1 - SLI)) + SLI + E + M]
where

E = the rate at which the excise tax is assessed under Section 4999 of the Code;
P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 3A;

FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;
SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under Sec-tion 4999 of the Code will be assessed, the payment determined under this Section 3A(a) shall be made to the Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

(b) Notwithstanding anything in this Section 3A to the contrary, in the event that the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in
Section 3A(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 3A(a), when increased by the amount of the payment made to the Executive under this Section 3A(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section 3A(b) by the Executive, equals the amount that should have properly been paid to the Executive under Section 3A(a). The interest paid under this
Section 3A(b) shall be determined at the rate provided under
Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this Section 3A, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

4.  NOTICE OF TERMINATION.

Any purported termination by the Company, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if, within thirty
(30) days after any notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, annual base salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with the Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amount due under this Agreement.

5.  SOURCE OF PAYMENTS.

It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Company. The Company guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amount and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid and provided by the Company.

6.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

This Agreement contains the entire understanding between the parties hereto and supercedes any prior agreement between the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.  NO ATTACHMENT.

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Company and their respective successor and assigns.


8.  MODIFICATION AND WAIVER.

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.  REINSTATEMENT OF BENEFITS UNDER BANK AGREEMENT.

In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in Section 9(b) of the Bank Change in Control Agreement between the Executive and the Bank dated as of April 10, 1998 (the "Bank Agreement") during the term of this Agreement and a Change in Control, as defined herein, occurs the Company will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Bank Agreement upon the notification of the Company of the Bank's receipt of a dismissal of charges in the Notice.

10.  EFFECT OF ACTION UNDER BANK AGREEMENT.

Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by the Executive under the Bank Change in Control Agreement dated as of April 10, 1998, between the Executive and Bank, the amount of such payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to the Executive under similar provisions of this Agreement.

11.  SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.  GOVERNING LAW.

The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, unless otherwise specified herein.

14.  ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty (50) miles from the location of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.
15.  PAYMENT OF LEGAL FEES.

All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if the Executive is successful pursuant to a legal judgment, arbitration or settlement.

16.  INDEMNIFICATION.

The Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify the Executive (including his heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Company's certificate of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgements, court costs and attorneys' fees and the cost of reasonable settlements.

17.  SUCCESSOR TO THE COMPANY.

The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the extent that the Company would be required to perform if no such succession or assignment had taken place.

IN WITNESS WHEREOF, Haven Bancorp, Inc. has caused this Change in
Control Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the date first above written.

WITNESS:


---------------------------            -----------------------
                                       Executive
SEAL

ATTEST:                                HAVEN BANCORP, INC.


---------------------------            BY: -------------------

SEAL


STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this ________ day of ______________, 1998, before me personally came Mark A. Ricca, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at ______________________ and that he signed his name to the foregoing instrument.



                                        ---------------------------
                                        Notary Public






STATE OF NEW YORK)
                 : ss.:
COUNTY OF QUEENS )


On this     day of            , 1998, before me personally came

      , to me known, who, being by me duly sworn, did depose and
say that he resides at                                    , that he
is                      of HAVEN BANCORP, INC. the Delaware
corporation described in and which executed the foregoing instru-ment; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                        ---------------------------
                                        Notary Public